
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated statements of income for the years ended December 31, 1997, 1996 and 1995 as contained in the Company's Form 10-K for December 31, 1997 and is qualified in its entirety by reference to such Form 10-K.
In accordance with Rule 601(c)(2)iii of Regulation S-K, due to the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 128, Earnings Per Share ("SFAS 128"), which is effective for financial statements for periods ending after December 31, 1997, the Company has restated its earnings per share accordingly, as indicted above.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                               0
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       0
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                         0
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         0
<EPS-PRIMARY>                                     0.35
<EPS-DILUTED>                                     0.35

